EXHIBIT 5

BAKER & DANIELS
300 North Meridian Street, Suite 2700
Indianapolis, Indiana 46204
(317) 237-0300
(317) 237-1000 (fax)

September 20, 2001

Simon Property Group, Inc.
SPG Realty Consultants, Inc.
Suite 15 East
115 West Washington Street
Indianapolis, Indiana 46204

Ladies and Gentlemen:

    We have acted as counsel to Simon Property Group, Inc., a Delaware corporation ("SPG"), and SPG Realty Consultants, Inc., a Delaware corporation ("SRC" and together with SPG, the "Companies"), in connection with the registration under the Securities Act of 1933, as amended, (the "Act"), pursuant to the Registration Statement on Form S-3 (File Nos. 333-68938 and 333-68938-01) of the Companies (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"). All capitalized terms used herein have the meanings set forth in the Registration Statement.

    We have examined the Registration Statement, the Certificates of Incorporation and By-Laws of the Companies, minutes of the proceedings of the Companies' Boards of Directors authorizing the issuance of the Shares, and such other documents as we have considered necessary. We have also examined Certificates of Secretary of the Companies dated the date hereof (the "Certificates"). In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. As to factual matters, we have relied on the certifications, statements or representations of officers of the Companies (including the Certificates), public officials and others, and have not independently verified the matters stated therein.

    The Registration Statement relates to the issuance, from time to time, of: paired shares of common stock of the Companies; preferred stock of SPG which may or may not be convertible into paired shares; depository shares; and warrants to purchase common stock or preferred stock (collectively, the "Securities").

    We further assume that:

    (a)  The issuance, sale, amount and terms of the Securities to be offered from time to time by the Companies will be authorized and determined by proper action of the Board of Directors of the Companies (each, a "Board Action") in accordance with the Companies' Certificates of Incorporation and By-Laws and applicable Delaware law, in each case so as not to result in a default under or breach of any agreement or instrument binding upon the Companies and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Companies.

    (b)  Prior to the issuance of any shares of the Common Stock or the Preferred Stock (or of any Common Stock Warrants, Preferred Stock Warrants, or Depositary Shares), there will exist, under the Certificates of Incorporation of the Companies, the requisite number of authorized shares of the Common Stock or the Preferred Stock (and securities of any class into which any Preferred Stock may be convertible), as the case may be, and that all actions necessary to the creation and designation of any such Preferred Stock (and securities of any class into which any Preferred Stock may be convertible), will have been taken.

    (c)  Appropriate certificates representing shares of the Common Stock or the Preferred Stock will be executed and delivered upon issuance and sale of any shares of the Common Stock or the Preferred Stock, as the case may be, and will comply with the Companies' Certificates of Incorporation and By-Laws and applicable Delaware law.

    (d)  Any Warrants will be issued under one or more valid and legally binding warrant agreements (each, a "Warrant Agreement") that conform to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement, and will comply with the Companies' Certificates of Incorporation and By-Laws and applicable Delaware law.

    (e)  Any Depositary Shares will be issued under one or more valid and legally binding deposit agreements (each, a "Deposit Agreement") that conform to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement, and will comply with the Companies' Certificates of Incorporation and By-Laws and applicable Delaware law.

    (f)  The underwriting agreements for offerings of the Securities (each, an "Underwriting Agreement", and collectively, the "Underwriting Agreements") will be valid and legally binding agreements that conform to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement.

    (g)  To the extent that the obligations of the Companies under any Warrant Agreement may be dependent upon such matters, the financial institution to be identified in such Warrant Agreement as warrant agent (the "Warrant Agent") will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Warrant Agent will be duly qualified to engage in the activities contemplated by such Warrant Agreement; such Warrant Agreement will have been duly authorized, executed, and delivered by the Warrant Agent and will constitute the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; the Warrant Agent will be in compliance, generally, with respect to acting as Warrant Agent under such Warrant Agreement, with all applicable laws and regulations; and the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

    (h)  To the extent that the obligations of the Companies under any Deposit Agreement may be dependent upon such matters, the financial institution to be identified in such Deposit Agreement as depositary (the "Depositary") will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Depositary will be duly qualified to engage in the activities contemplated by such Deposit Agreement; such Deposit Agreement will have been duly authorized, executed, and delivered by the Depositary and will constitute the legally valid and binding obligation of the Depositary enforceable against the Depositary in accordance with its terms; the Depositary will be in compliance, generally, with respect to acting as Depositary under such Deposit Agreement, with all applicable laws and regulations; and the Depositary will have the requisite organizational and legal power and authority to perform its obligations under such Deposit Agreement.

    Based upon and subject to the foregoing, we are of the opinion and advise you that, as of the date hereof:

    1.  Upon due authorization by Board Action of an issuance of Common Stock, and upon issuance and delivery of certificates for shares of such Common stock against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus, or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for shares of such Common Stock pursuant to the exercise of one or more Common Stock Warrants or the conversion of one or more series of Preferred Stock convertible into Common Stock, the shares of Common Stock represented by such certificates will be duly authorized, validly issued, fully paid, and non-assessable.

    2.  When a series of the Preferred Stock, including any Preferred Stock underlying Depositary Shares (and securities of any class into which any Preferred Stock may be convertible) has been duly authorized and established in accordance with the applicable Board Action, the terms of the Companies' Certificates of Incorporation and By-Laws, and applicable Delaware law, and, upon issuance and delivery of certificates for shares of such series of the Preferred Stock against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus, or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for shares of such Preferred Stock pursuant to the exercise of one or more Preferred Stock Warrants or the conversion of one or more series of Preferred Stock convertible into another series of Preferred Stock, the shares of the Preferred Stock represented by such certificates will be duly authorized, validly issued, fully paid, and non-assessable.

    3.  When the Warrants have been duly authorized and established in accordance with the applicable Board Action, the terms of the Companies' Certificates of Incorporation and By-Laws, and applicable Delaware law, and, upon execution, issuance, and delivery of the Warrant Agreements against payment therefor in accordance with the terms and provisions of such Board Action, the Warrant Agreement, the Registration Statement (as declared effective under the Act), the Prospectus, or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, the Warrant Agreements will constitute valid and legally binding obligations of the Companies.

    4.  When the Depositary Shares have been duly authorized and established in accordance with the applicable Board Action, the action contemplated in paragraph 2 above has been taken with respect to the underlying Preferred Stock, and the Depositary Receipts in the form contemplated and authorized by a Deposit Agreement have been duly executed and delivered by the Depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by such Board Action, the Registration Statement, the Prospectus or the applicable Prospectus Supplement, and, if applicable, an Underwriting Agreement, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Deposit Agreement.

    The opinion stated herein relating to the validity and binding nature of obligations of the Companies is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

    The opinion letter expressed herein is solely for the use of the Companies in connection with the Registration Statement. This opinion may not be relied on by any other person or in any other connection without our prior written approval. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

    We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                      Very truly yours,

                      /s/ Baker & Daniels